ALEXANDER & BALDWIN

PARTNERS **FOR HAWAI'I**

SUPPLEMENTAL INFORMATION

AS OF AND FOR THE THREE AND
SIX MONTHS ENDED JUNE 30, 2021

Foodland
PHARMACY

**PREMIER HAWAI'I
REAL ESTATE COMPANY**

ALEX
LISTED
NYSE

ALEXANDERBALDWIN.COM

Alexander & Baldwin, Inc.

Forward-Looking Statements
Statements in this Supplemental Information document that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions, as well as the rapidly changing challenges with, and the Company's plans and responses to, the coronavirus pandemic ("COVID-19") and related economic disruptions. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company's business, risks associated with COVID-19 and its impact on the Company's businesses, results of operations, liquidity and financial condition, the evaluation of alternatives by the Company related to its materials and construction business and by the Company's joint venture related to the development of Kukui‘ula, and the risk factors discussed in the Company's most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”). The information in this Supplemental Information document should be evaluated in light of these important risk factors. We do not undertake any obligation to update the Company's forward-looking statements.

Basis of Presentation
The information contained in this Supplemental Information document does not purport to disclose all items required by accounting principles generally accepted in the United States of America (GAAP).

Company Overview

Alexander & Baldwin, Inc.
Company Overview
Company Profile

Alexander & Baldwin, Inc. ("A&B" or the "Company") is a fully integrated real estate investment trust ("REIT") headquartered in Honolulu, Hawai‘i. The Company has a history of over 150 years of being an integral piece of Hawai‘i and its economy making it uniquely qualified to create value for shareholders through a strategy focused on asset management and growth primarily in its commercial real estate holdings in Hawai‘i.

The Company operates in three reportable segments: Commercial Real Estate ("CRE"); Land Operations; and Materials & Construction ("M&C") and is composed of the following as of June 30, 2021:

•A commercial real estate portfolio composed of 3.9 million square feet of improved properties and 149.1 acres of ground leases throughout the Hawaiian islands, including 2.5 million square feet of largely grocery/drugstore-anchored retail centers;
•Approximately 28,000 acres of landholdings across its three segments, including development-for-hold and development-for-sale activities in select Hawai‘i locations; and
•Materials & Construction operations primarily through its wholly owned subsidiary, Grace Pacific LLC ("Grace Pacific").

Throughout this Supplemental Information document, references to "we," "our," "us" and "our Company" refer to Alexander & Baldwin, Inc., together with its consolidated subsidiaries.

Executive Officers

Christopher Benjamin	Brett Brown
President & Chief Executive Officer	Executive Vice President & Chief Financial Officer

Lance Parker	Nelson Chun
Executive Vice President & Chief Real Estate Officer	Executive Vice President & Chief Legal Officer

Jerrod Schreck	Meredith Ching
President, Grace Pacific	Executive Vice President, External Affairs

Contact Information	Equity Research

Corporate Headquarters	Evercore ISI
822 Bishop Street	Sheila McGrath
Honolulu, HI 96813	(212) 497-0882
sheila.mcgrath@evercoreisi.com
Investor Relations
Brett Brown	Sidoti & Company, LLC
Executive Vice President & Chief Financial Officer	Marla Backer
(808) 525-8475	(212) 894-3316
investorrelations@abhi.com	mbacker@sidoti.com

Transfer Agent & Registrar	Piper Sandler & Co.
Computershare	Alexander Goldfarb
P.O. Box 505000	(212) 466-7937
Louisville, KY 40233-5000	alexander.goldfarb@psc.com
(866) 442-6551
Other Company Information
Overnight Correspondence
Computershare	Stock exchange listing:	NYSE: ALEX
462 South 4th Street, Suite 1600	Corporate website:	www.alexanderbaldwin.com
Louisville, KY 40202	Grace Pacific website:	www.gracepacific.com
	Market capitalization at June 30, 2021:	$1.3B
Shareholder website: www.computershare.com/investor	3-month average trading volume:	301K
Online inquiries: www-us.computershare.com/investor/contact	Independent auditor:	Deloitte & Touche LLP

Alexander & Baldwin, Inc.
Company Overview
Glossary of Terms

ABR	Annualized Base Rent ("ABR") is the current month's contractual base rent multiplied by 12. Base rent is presented without consideration of percentage rent that may, in some cases, be significant.

Backlog
Backlog represents the total amount of revenue that Grace Pacific and Maui Paving, LLC, a 50-percent-owned unconsolidated affiliate, expect to realize on contracts awarded. Backlog primarily consists of asphalt paving and, to a lesser extent, Grace Pacific’s consolidated revenue from its construction-and traffic control-related products. Backlog includes estimated revenue from the remaining portion of contracts not yet completed, as well as revenue from approved change orders. The length of time that projects remain in backlog can span from a few days for a small volume of work to 36 months for large paving contracts and contracts performed in phases. This amount includes opportunity backlog consisting of contracts in which Grace Pacific has been confirmed to be the lowest bidder at the time of this disclosure. Circumstances outside the Company's control such as procurement or technical protests may arise that prevent the finalization of such contracts.

Comparable Lease	Comparable Leases are either renewals (executed for the same units) or new leases (executed for units that have been vacated in the previous 12 months) for comparable space and comparable lease terms. Expansions, contractions and strategic short-term renewals are excluded from the Comparable Lease pool.

CRE Portfolio	Composed of (1) retail, industrial and office improved properties subject to operating leases ("Improved Portfolio") and (2) assets subject to ground leases ("Ground Leases") within the CRE segment.

Debt-service Coverage Ratio
The ratio of Consolidated Adjusted EBITDA to the sum of debt service – which includes interest expense, principal payments for financing leases and term debt, as well as principal amortization of mortgage debt, but excludes balloon payments – for the trailing twelve months.

EBITDA
Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is calculated on a consolidated basis ("Consolidated EBITDA") by adjusting the Company’s consolidated net income (loss) to exclude the impact of interest expense, income taxes and depreciation and amortization.

EBITDA is calculated for each segment ("Segment EBITDA" or "Commercial Real Estate EBITDA," "Land Operations EBITDA" and "Materials & Construction EBITDA") by adjusting segment operating profit (which excludes interest expense and income taxes) to add back depreciation and amortization recorded at the respective segment.

FFO
Funds From Operations ("FFO") is presented by the Company as a widely used non-GAAP measure of operating performance for real estate companies. FFO is defined by the National Association of Real Estate Investment Trusts ("Nareit") December 2018 Financial Standards White Paper as follows: net income (calculated in accordance with GAAP), excluding (1) depreciation and amortization related to real estate, (2) gains and losses from the sale of certain real estate assets, (3) gains and losses from change in control and (4) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. The Company presents different forms of FFO:

•"Core FFO" represents a non-GAAP measure relevant to the operating performance of the Company's commercial real estate business (i.e., its core business). Core FFO is calculated by adjusting CRE operating profit to exclude items noted above (i.e., depreciation and amortization related to real estate included in CRE operating profit) and to make further adjustments to include expenses not included in CRE operating profit but that are necessary to accurately reflect the operating performance of its core business (i.e., corporate expenses and interest expense attributable to this core business) or to exclude items that are non-recurring, infrequent, unusual and unrelated to the core business operating performance (i.e., not likely to recur within two years or has not occurred within the prior two years).

•FFO represents the Nareit-defined non-GAAP measure for the operating performance of the Company as a whole. The Company's calculation refers to net income (loss) available to A&B common shareholders as its starting point in the calculation of FFO.

The Company presents both non-GAAP measures and reconciles each to the most directly-comparable GAAP measure as well as reconciling FFO to Core FFO. The Company's FFO and Core FFO may not be comparable to FFO non-GAAP measures reported by other REITs. These other REITs may not define the term in accordance with the current Nareit definition or may interpret the current Nareit definition differently.

GAAP	Generally accepted accounting principles in the United States of America.

GLA	Gross leaseable area ("GLA") measured in square feet ("SF"). GLA is periodically adjusted based on remeasurement or reconfiguration of space and may change period over period for these remeasurements.

Maintenance Capital Expenditures	As it relates to CRE segment capital expenditures (i.e., capitalizable costs on a cash basis), expenditures necessary to maintain building value, the current income stream and position in the market. Such expenditures may include building/area improvements and tenant space improvements.

Net Debt	Net Debt is calculated by adjusting the Company's total debt to its notional amount (by excluding unamortized premium, discount and capitalized loan fees) and by subtracting cash and cash equivalents recorded in the Company's consolidated balance sheets.

NOI
Net Operating Income ("NOI") represents total Commercial Real Estate contract-based operating revenue that is realizable (i.e., assuming collectability is deemed probable) less the direct property-related operating expenses paid or payable in cash. The calculation of NOI excludes the impact of depreciation and amortization (e.g., depreciation related to capitalized costs for improved properties, other capital expenditures for building/area improvements and tenant space improvements, as well as amortization of leasing commissions); straight-line lease adjustments (including amortization of lease incentives); amortization of favorable/unfavorable lease assets/liabilities; lease termination income; interest and other income (expense), net; selling, general, administrative and other expenses (not directly associated with the property); and impairment of commercial real estate assets.

Occupancy
The Company has historically (through the period ended December 31, 2020) reported occupancy on a physical basis (i.e., based on timing of when the lessee has physical access to the space, henceforth, “Physical Occupancy”). The Company presents two additional types of occupancy ("Leased Occupancy" and "Economic Occupancy").

The Leased Occupancy percentage calculates the square footage leased (i.e., the space has been committed to by a lessee under a signed lease agreement) as a percentage of total available improved property square footage as of the end of the period reported.

The Economic Occupancy percentage calculates the square footage under leases for which the lessee is contractually obligated to make lease-related payments (i.e., subsequent to the rent commencement date) to total available improved property square footage as of the end of the period reported.

Rent Spread	Percentage change in ABR in the first year of a signed lease relative to the ABR in the last year of the prior lease.

Same-Store
The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned and operated for the entirety of the prior calendar year and current reporting period, year-to-date. The Same-Store pool excludes properties under development or redevelopment and also excludes properties acquired or sold during either of the comparable reporting periods. While there is management judgment involved in classifications, new developments and redevelopments are moved into the Same-Store pool after one full calendar year of stabilized operation. Properties included in held for sale are excluded from Same-Store.

Segment (or Consolidated) Adjusted EBITDA
Segment Adjusted EBITDA (or Consolidated Adjusted EBITDA) is calculated by adjusting Segment EBITDA (or Consolidated EBITDA) for items identified as non-recurring, infrequent or unusual that are not expected to recur in the segment’s normal operations (or in the Company’s core business). Segment Adjusted EBITDA may also be referred to as CRE Adjusted EBITDA, Land Operations Adjusted EBITDA or M&C Adjusted EBITDA (when applicable). In addition to the aforementioned adjustments, the Company further adjusts Materials & Construction EBITDA to exclude income attributable to noncontrolling interests as presented in its consolidated statements of operations to arrive at M&C Adjusted EBITDA.

Stabilization	New developments and redevelopments are generally considered stabilized upon the initial attainment of 90% occupancy.

Straight-line Rent	Non-cash revenue related to a GAAP requirement to average tenant rents over the life of the lease, regardless of the actual cash collected in the reporting period.

TTM	Trailing twelve months.

Year Built	Year of most recent repositioning/redevelopment or year built if no repositioning/redevelopment has occurred.

Alexander & Baldwin, Inc.
Company Overview
Statement on Management's Use of Non-GAAP Financial Measures

The Company presents the following non-GAAP financial measures in this Supplemental Information document:

•Consolidated EBITDA
•Consolidated Adjusted EBITDA
•FFO
•Core FFO
•Commercial Real Estate NOI and Same-Store NOI
•Commercial Real Estate EBITDA
•Land Operations EBITDA
•Materials & Construction EBITDA and M&C Adjusted EBITDA

The Company uses non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company's and segments' core operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP.

The Company may report various forms of EBITDA (e.g., Segment EBITDA — also referred to as Commercial Real Estate EBITDA, Land Operations EBITDA and Materials & Construction EBITDA — and Consolidated EBITDA) as non-GAAP measures used by the Company in evaluating the segments' and Company's operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the segments' and Company’s ongoing operations.

The Company also adjusts Segment EBITDA or Consolidated EBITDA to arrive at Segment Adjusted EBITDA or Consolidated Adjusted EBITDA for items identified as non-recurring, infrequent or unusual that are not expected to recur in the segment’s normal operations (or in the Company’s core business). Segment Adjusted EBITDA may also be referred to as CRE Adjusted EBITDA, Land Operations Adjusted EBITDA or M&C Adjusted EBITDA (when applicable). In addition to the aforementioned adjustments, the Company further adjusts Materials & Construction EBITDA to exclude income attributable to noncontrolling interests as presented in its consolidated statements of operations to arrive at M&C Adjusted EBITDA.

As illustrative examples, the Company has historically identified non-cash long-lived asset impairments recorded in different businesses within the M&C segment and the other-than-temporary impairment related to the Company’s main land development joint venture in Kukui‘ula as non-recurring, infrequent or unusual items that are not expected to recur in the segment’s normal operations (or in the Company’s core business). By excluding these items from Segment EBITDA and Consolidated EBITDA to arrive at Segment Adjusted EBITDA or Consolidated Adjusted EBITDA, the Company believes it provides meaningful supplemental information about its core operating performance and facilitates comparisons to historical operating results. Such non-GAAP measures should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FFO is presented by the Company as a widely used non-GAAP measure of operating performance for real estate companies. The Company believes that, subject to the following limitations, FFO provides a supplemental measure to net income (calculated in accordance with GAAP) for comparing its performance and operations to those of other REITs. FFO does not represent an alternative to net income calculated in accordance with GAAP. In addition, FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to cash flow from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity. The Company presents different forms of FFO:

•Core FFO represents a non-GAAP measure relevant to the operating performance of the Company's commercial real estate business (i.e., its core business). Core FFO is calculated by adjusting CRE operating profit to exclude items in a manner consistent with FFO (i.e., depreciation and amortization related to real estate included in CRE operating profit) and to make further adjustments to include expenses not included in CRE operating profit but that are necessary to accurately reflect the operating performance of its core business (i.e., corporate expenses and interest expense attributable to this core business) or to exclude items that are non-recurring, infrequent, unusual and unrelated to the core business operating performance (i.e., not likely to recur within two years or has not occurred within the prior two years). The Company believes such adjustments facilitate the comparable measurement of the Company's core operating performance over time. The Company believes that Core FFO, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess and compare the operating performance of REITs.

•FFO represents the Nareit-defined non-GAAP measure for the operating performance of the Company as a whole. The Company's calculation refers to net income (loss) available to A&B common shareholders as its starting point in the calculation of FFO.

The Company presents both non-GAAP measures and reconciles each to the most directly-comparable GAAP measure as well as reconciling FFO to Core FFO. The Company's FFO and Core FFO may not be comparable to FFO non-GAAP measures reported by other REITs. These other REITs may not define the term in accordance with the current Nareit definition or may interpret the current Nareit definition differently.

NOI is a non-GAAP measure used internally in evaluating the unlevered performance of the Company's Commercial Real Estate portfolio. The Company believes NOI provides useful information to investors regarding the Company's financial condition and results of operations because it reflects only the contract-based income and cash-based expense items that are incurred at the property level. When compared across periods, NOI can be used to determine trends in earnings of the Company's properties as this measure is not affected by non-contract-based revenue (e.g., straight-line lease adjustments required under GAAP); by non-cash expense recognition items (e.g., the impact of depreciation and amortization expense or impairments); or by other expenses or gains or losses that do not directly relate to the Company's ownership and operations of the properties (e.g., indirect selling, general, administrative and other expenses, as well as lease termination income). The Company believes the exclusion of these items from operating profit (loss) is useful because the resulting measure captures the contract-based revenue that is realizable (i.e., assuming collectability is deemed probable) and the direct property-related expenses paid or payable in cash that are incurred in operating the Company's Commercial Real Estate portfolio, as well as trends in occupancy rates, rental rates and operating costs. NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned and operated for the entirety of the prior calendar year and current reporting period, year-to-date. The Company believes that reporting on a Same-Store basis provides investors with additional information regarding the operating performance of comparable assets separate from other factors (such as the effect of developments, redevelopments, acquisitions or dispositions).

The calculations of these financial measures are described in the Glossary of Terms of this Supplemental Information document. To emphasize, the Company's methods of calculating non-GAAP measures may differ from methods employed by other companies and thus may not be comparable to such other companies.

Required reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are set forth in the following tables of this Supplemental Information document:

•Refer to Table 7 – Consolidated Metrics for a reconciliation of consolidated net income to Consolidated EBITDA and Consolidated Adjusted EBITDA, a reconciliation of consolidated net income (loss) available to A&B common shareholders to FFO and Core FFO, as well as a reconciliation of Commercial Real Estate operating profit to Core FFO.
•Refer to Table 8 – CRE Metrics for a reconciliation of Commercial Real Estate operating profit to NOI and Same-Store NOI and a reconciliation of Commercial Real Estate operating profit to Commercial Real Estate EBITDA.
•Refer to Table 18 – Statement of Operating Profit and EBITDA for a reconciliation of Land Operations operating profit to Land Operations EBITDA.
•Refer to Table 21 – Statement of Operating Profit, EBITDA and Adjusted EBITDA for a reconciliation of Materials & Construction operating profit to Materials & Construction EBITDA and M&C Adjusted EBITDA.

Financial Summary

Alexander & Baldwin, Inc.
Financial Summary
Table 1 – Condensed Consolidated Balance Sheets

(amounts in millions; unaudited)

	June 30,	December 31,
	2021	2020
ASSETS
Real estate investments
Real estate property	$1,564.6	$1,549.7
Accumulated depreciation	(167.8)	(154.4)
Real estate property, net	1,396.8	1,395.3
Real estate developments	68.8	75.7
Investments in real estate joint ventures and partnerships	116.8	134.1
Real estate intangible assets, net	56.4	61.9
Real estate investments, net	1,638.8	1,667.0
Cash and cash equivalents	19.9	57.2
Restricted cash	0.2	0.2
Accounts receivable and retention, net	24.8	43.5
Inventories	24.1	18.4
Other property, net	108.4	110.8
Operating lease right-of-use assets	22.1	18.6
Goodwill	10.5	10.5
Other receivables, net	16.7	14.2
Prepaid expenses and other assets	90.5	95.6
Total assets	$1,956.0	$2,036.0

LIABILITIES AND EQUITY
Liabilities:
Notes payable and other debt	$597.8	$687.1
Accounts payable	12.4	9.8
Operating lease liabilities	21.9	18.4
Accrued pension and post-retirement benefits	35.2	34.7
Deferred revenue	70.7	66.9
Accrued and other liabilities	109.1	116.5
Total liabilities	847.1	933.4
Commitments and Contingencies
Redeemable Noncontrolling Interest	6.7	6.5
Equity:
Common stock - no par value; authorized, 150.0 million shares; outstanding, 72.5 million and 72.4 million shares at June 30, 2021 and December 31, 2020, respectively	1,807.5	1,805.5
Accumulated other comprehensive income (loss)	(56.1)	(60.0)
Distributions in excess of accumulated earnings	(649.2)	(649.4)
Total equity	1,102.2	1,096.1
Total liabilities and equity	$1,956.0	$2,036.0

Alexander & Baldwin, Inc.
Financial Summary
Table 2 – Condensed Consolidated Statements of Operations

(amounts in millions, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating Revenue:
Commercial Real Estate	$43.3	$34.0	$83.2	$77.4
Land Operations[1]	16.0	9.1	33.1	20.1
Materials & Construction[1]	30.0	30.8	54.0	57.2
Total operating revenue	89.3	73.9	170.3	154.7
Operating Costs and Expenses:
Cost of Commercial Real Estate	23.5	24.0	46.9	48.3
Cost of Land Operations	10.6	2.9	18.7	10.9
Cost of Materials & Construction	28.7	28.2	52.4	53.2
Selling, general and administrative	12.4	9.0	24.6	22.8
Impairment of assets	—	5.6	—	5.6
Total operating costs and expenses	75.2	69.7	142.6	140.8
Gain (loss) on disposal of commercial real estate properties, net	—	—	0.2	0.5
Gain (loss) on disposal of non-core assets, net	0.1	—	0.2	—
Total gain (loss) on disposal of assets, net	0.1	—	0.4	0.5
Operating Income (Loss)	14.2	4.2	28.1	14.4
Other Income and (Expenses):
Income (loss) related to joint ventures	6.1	(0.1)	9.5	3.1
Interest and other income (expense), net	(0.5)	(0.4)	(0.8)	(0.2)
Interest expense	(6.7)	(7.8)	(13.7)	(15.6)
Income (Loss) from Continuing Operations Before Income Taxes	13.1	(4.1)	23.1	1.7
Income tax benefit (expense)	—	—	(0.1)	—
Income (Loss) from Continuing Operations	13.1	(4.1)	23.0	1.7
Income (loss) from discontinued operations, net of income taxes	(0.1)	(0.6)	(0.1)	(0.8)
Net Income (Loss)	13.0	(4.7)	22.9	0.9
Loss (income) attributable to noncontrolling interest	(0.2)	—	(0.2)	0.6
Net Income (Loss) Attributable to A&B Shareholders	$12.8	$(4.7)	$22.7	$1.5

Earnings (Loss) Per Share Available to A&B Shareholders:
Basic Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.18	$(0.06)	$0.31	$0.03
Discontinued operations available to A&B shareholders	0.00	(0.01)	0.00	(0.01)
Net income (loss) available to A&B shareholders	$0.18	$(0.07)	$0.31	$0.02

Diluted Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.18	$(0.06)	$0.31	$0.03
Discontinued operations available to A&B shareholders	0.00	(0.01)	0.00	(0.01)
Net income (loss) available to A&B shareholders	$0.18	$(0.07)	$0.31	$0.02

Weighted-Average Number of Shares Outstanding:
Basic	72.5	72.3	72.5	72.3
Diluted	72.6	72.3	72.6	72.4

Amounts Available to A&B Common Shareholders:
Continuing operations available to A&B common shareholders	$12.9	$(4.1)	$22.8	$2.3
Discontinued operations available to A&B common shareholders	(0.1)	(0.6)	(0.1)	(0.8)
Net income (loss) available to A&B common shareholders	$12.8	$(4.7)	$22.7	$1.5

1 As described in the Company’s other filings with the SEC, during the current year, the Company changed the composition of its reportable segments which caused reported amounts (i.e., revenue and operating profit) in the historical period to be reclassified from Land Operations to Materials & Construction. All comparable information for the historical periods has been restated to reflect the impact of these changes.

Alexander & Baldwin, Inc.
Financial Summary
Table 3 – Segment Results

(amounts in millions; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating Revenue:
Commercial Real Estate	$43.3	$34.0	$83.2	$77.4
Land Operations[1]	16.0	9.1	33.1	20.1
Materials & Construction[1]	30.0	30.8	54.0	57.2
Total operating revenue	89.3	73.9	170.3	154.7
Operating Profit (Loss):
Commercial Real Estate[2]	18.6	8.9	34.0	26.9
Land Operations[1,3]	9.1	4.0	20.5	8.5
Materials & Construction[1]	(1.9)	(6.9)	(5.9)	(10.2)
Total operating profit (loss)	25.8	6.0	48.6	25.2
Gain (loss) on disposal of commercial real estate properties, net	—	—	0.2	0.5
Interest expense	(6.7)	(7.8)	(13.7)	(15.6)
Corporate and other expense	(6.0)	(2.3)	(12.0)	(8.4)
Income (Loss) from Continuing Operations Before Income Taxes	13.1	(4.1)	23.1	1.7
Income tax benefit (expense)	—	—	(0.1)	—
Income (Loss) from Continuing Operations	13.1	(4.1)	23.0	1.7
Income (loss) from discontinued operations, net of income taxes	(0.1)	(0.6)	(0.1)	(0.8)
Net Income (Loss)	13.0	(4.7)	22.9	0.9
Loss (income) attributable to noncontrolling interest	(0.2)	—	(0.2)	0.6
Net Income (Loss) Attributable to A&B Shareholders	$12.8	$(4.7)	$22.7	$1.5

1As described in the Company’s other filings with the SEC, during the current year, the Company changed the composition of its reportable segments which caused reported amounts (i.e., revenue and operating profit) in the historical period to be reclassified from Land Operations to Materials & Construction. All comparable information for the historical periods has been restated to reflect the impact of these changes.

[2] Commercial Real Estate segment operating profit (loss) includes intersegment operating revenue, primarily from the Materials & Construction segment, and is eliminated in the consolidated results of operations.

[3] Land Operations segment operating profit (loss) includes equity in earnings (losses) from the Company's various real estate joint ventures and non-cash reductions related to the Company's solar tax equity investments.

	June 30, 2021	December 31, 2020
Accounts receivable and contracts retention, net by segment:
Commercial Real Estate	$1.9	$5.4
Land Operations	0.8	0.8
Materials & Construction	22.1	37.3
Total	$24.8	$43.5

	June 30, 2021	December 31, 2020
Identifiable Assets:
Commercial Real Estate	$1,491.5	$1,499.9
Land Operations	236.9	258.4
Materials & Construction[1]	202.1	211.9
Other assets	25.5	65.8
Total assets	$1,956.0	$2,036.0

Book value by segment:
Commercial Real Estate	$1,226.4	$1,234.4
Land Operations	137.6	157.7
Materials & Construction[1]	160.4	169.9
Other assets and liabilities[2]	(415.5)	(459.4)
Total[3]	$1,108.9	$1,102.6

[1] Such amounts are inclusive of the carrying value of the Company's unconsolidated investment in Pohaku Pa'a LLC, a materials company, which was $26.7 million as of June 30, 2021 and December 31, 2020.

[2] Primarily composed of corporate debt, partially offset by other assets and liabilities, net.
[3] Equals the sum of consolidated total equity and the redeemable noncontrolling interest presented on the consolidated balance sheets.

Alexander & Baldwin, Inc.
Financial Summary
Table 4 – Condensed Consolidated Statements of Cash Flows

(amounts in millions; unaudited)

	Six Months Ended June 30,
	2021	2020
Cash Flows from Operating Activities:
Net income (loss)	$22.9	$0.9
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	25.4	27.4
Loss (gain) from disposals and asset transactions, net	(0.4)	(0.5)
Impairment of assets	—	5.6
Share-based compensation expense	2.8	3.0
Equity in (income) loss from affiliates, net of operating cash distributions	(7.5)	(2.9)
Changes in operating assets and liabilities:
Trade, contracts retention, and other contract receivables	13.9	0.1
Inventories	(5.7)	0.3
Prepaid expenses, income tax receivable and other assets	7.0	14.3
Development/other property inventory	0.5	0.7
Accrued pension and post-retirement benefits	1.8	1.3
Accounts payable	(0.3)	(3.7)
Accrued and other liabilities	(0.8)	(18.3)
Net cash provided by (used in) operations	59.6	28.2

Cash Flows from Investing Activities:
Capital expenditures for property, plant and equipment	(14.8)	(10.9)
Proceeds from disposal of assets	0.6	9.4
Payments for purchases of investments in affiliates and other investments	(0.8)	—
Distributions of capital and other receipts from investments in affiliates and other investments	30.0	5.3
Net cash provided by (used in) investing activities	15.0	3.8

Cash Flows from Financing Activities:
Proceeds from issuance of notes payable and other debt	6.0	173.0
Payments of notes payable and other debt and deferred financing costs	(95.4)	(100.5)
Borrowings (payments) on line-of-credit agreement, net	—	(8.7)
Cash dividends paid	(21.8)	(13.8)
Proceeds from issuance (repurchase) of capital stock and other, net	(0.7)	(1.0)
Net cash provided by (used in) financing activities	(111.9)	49.0

Cash, Cash Equivalents and Restricted Cash
Net increase (decrease) in cash, cash equivalents and restricted cash	(37.3)	81.0
Balance, beginning of period	57.4	15.4
Balance, end of period	$20.1	$96.4

Alexander & Baldwin, Inc.
Financial Summary
Table 5 – Debt Summary
As of June 30, 2021

(dollars in millions; unaudited)

					Scheduled Principal Payments
Debt	Interest Rate (%)	Weighted-average Interest Rate (%)	Maturity Date	Weighted-average Maturity (Years)	2021	2022	2023	2024	2025	Thereafter	Total Principal	Premium (discount/debt issuance costs), net	Total
Secured:
Kailua Town Center	(1)	5.95%	2021	0.2	$9.6	$—	$—	$—	$—	$—	$9.6	$—	$9.6
Kailua Town Center #2	3.15%	3.15%	2021	0.2	4.4	—	—	—	—	—	4.4	—	4.4
Heavy Equipment Financing	(2)	2.93%	(2)	1.3	0.6	1.0	0.8	0.2	—	—	2.6	—	2.6
Laulani Village	3.93%	3.93%	2024	2.8	0.6	1.2	1.2	57.8	—	—	60.8	(0.5)	60.3
Pearl Highlands	4.15%	4.15%	2024	3.3	1.0	2.1	2.2	75.1	—	—	80.4	0.6	81.0
Manoa Marketplace	(3)	3.14%	2029	7.1	0.8	1.7	1.8	1.8	1.9	49.0	57.0	(0.2)	56.8
Subtotal / Wtd Ave		3.86%		3.9	$17.0	$6.0	$6.0	$134.9	$1.9	$49.0	$214.8	$(0.1)	$214.7

Unsecured:
Bank syndicated loan	(4)	3.15%	2023	1.7	$—	$—	$50.0	$—	$—	$—	$50.0	$—	$50.0
Series A Note	5.53%	5.53%	2024	1.6	7.1	7.1	7.1	7.1	—	—	28.4	—	28.4
Series J Note	4.66%	4.66%	2025	3.8	—	—	—	—	10.0	—	10.0	—	10.0
Series B Note	5.55%	5.55%	2026	2.4	—	9.0	9.0	9.0	16.0	2.0	45.0	—	45.0
Series C Note	5.56%	5.56%	2026	2.1	9.0	2.0	2.0	2.0	3.0	4.0	22.0	—	22.0
Series F Note	4.35%	4.35%	2026	2.8	4.5	—	5.5	2.4	3.3	4.0	19.7	—	19.7
Series H Note	4.04%	4.04%	2026	5.4	—	—	—	—	—	50.0	50.0	—	50.0
Series K Note	4.81%	4.81%	2027	5.8	—	—	—	—	—	34.5	34.5	(0.1)	34.4
Series G Note	3.88%	3.88%	2027	3.7	1.5	6.0	5.0	1.5	6.0	9.6	29.6	—	29.6
Series L Note	4.89%	4.89%	2028	6.8	—	—	—	—	—	18.0	18.0	—	18.0
Series I Note	4.16%	4.16%	2028	7.5	—	—	—	—	—	25.0	25.0	—	25.0
Term Loan 5	4.30%	4.30%	2029	8.5	—	—	—	—	—	25.0	25.0	—	25.0
Subtotal / Wtd Ave		4.48%		4.1	$22.1	$24.1	$78.6	$22.0	$38.3	$172.1	$357.2	$(0.1)	$357.1

Revolving Credit Facilities:
GLP Asphalt revolving credit facility	(5)	1.34%	2022	—	$—	$—	$—	$—	$—	$—	$—	$—	$—
A&B Revolver	(6)	1.94%	2022	1.3	—	26.0	—	—	—	—	26.0	—	26.0
Subtotal / Wtd Ave		1.94%		1.3	$—	$26.0	$—	$—	$—	$—	$26.0	$—	$26.0
Total / Wtd Ave		4.15%		4.0	$39.1	$56.1	$84.6	$156.9	$40.2	$221.1	$598.0	$(0.2)	$597.8

(1) Loan has a stated interest rate of LIBOR plus 1.50%, but is swapped through maturity to a 5.95% fixed rate.
(2) Loans have a weighted average stated interest rate of approximately 2.93% and stated maturity dates ranging from 2021 to 2024.
(3) Loan has a stated interest rate of LIBOR plus 1.35%, but is swapped through maturity to a 3.14% fixed rate.
(4) Loan has a stated interest rate of LIBOR plus 1.80%, based on a pricing grid, and its LIBOR component is swapped through maturity (total rate currently at 3.15% based on the spread calculated by the pricing grid).

(5) Loan has a stated interest rate of LIBOR plus 1.25%.
(6) Loan has a stated interest rate of LIBOR plus 1.85% based on a pricing grid.

Alexander & Baldwin, Inc.
Financial Summary
Table 6 – Capitalization & Financial Ratios
As of June 30, 2021

(dollars in millions, except stock price; unaudited)

Debt
Secured debt			$214.7
Unsecured term debt			357.1
Unsecured revolving credit facility			26.0
Total debt (A)			$597.8
Add: Net unamortized deferred financing cost / discount (premium)			0.2
Less: Cash			(19.9)
Net Debt			$578.1

Market Capitalization	Shares	Stock Price	Market Value
Common stock (NYSE:ALEX)	72,516,749	$18.32	$1,328.5
Total equity market capitalization (B)			$1,328.5

Total Market Capitalization (C) = (A) + (B)			$1,926.3
Total Debt to Total Market Capitalization (A) / (C)			31.0%

Liquidity
Cash on hand			$19.9
Unused committed line of credit			422.9
Total liquidity			$442.8

Financial Ratios
Net Debt to TTM Consolidated Adjusted EBITDA[1]			5.4
Debt-service Coverage Ratio[2]			2.4
Fixed-rate debt to total debt			95.7%
Unencumbered CRE Property Ratio[3]			75.7%
1 Consolidated Adjusted EBITDA for the trailing twelve months is $106.6 million and is calculated on Table 7.
2 The ratio of Consolidated Adjusted EBITDA ($106.6 million) to the sum of debt service ($44.7 million) – which includes interest expense, principal payments for financing leases and term debt, as well as principal amortization of mortgage debt, but excludes balloon payments – for the trailing twelve months.
3 Measured using gross book value, represents unencumbered CRE property ($1,171.8 million) as a percent of total CRE property ($1,547.4 million).

Alexander & Baldwin, Inc.
Financial Summary
Table 7 – Consolidated Metrics

(amounts in millions, except per share data; unaudited)

Consolidated EBITDA & Consolidated Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,		TTM June 30,
	2021	2020	2021	2020	2021
Net Income (Loss)	$13.0	$(4.7)	$22.9	$0.9	$27.2
Adjustments:
Depreciation and amortization	12.8	13.8	25.4	27.4	51.3
Interest expense	6.7	7.8	13.7	15.6	28.4
Income tax expense (benefit)	—	—	0.1	—	(0.3)
Consolidated EBITDA	$32.5	$16.9	$62.1	$43.9	$106.6
Asset impairments related to the Materials & Construction Segment	—	5.6	—	5.6	—
Consolidated Adjusted EBITDA	$32.5	$22.5	$62.1	$49.5	$106.6

Other discrete items impacting the respective periods - income/(loss):
Income (loss) attributable to noncontrolling interest	$0.2	$—	$0.2	$(0.6)	$0.4
Income (loss) from discontinued operations before interest, income taxes and depreciation and amortization	(0.1)	(0.6)	(0.1)	(0.8)	(0.1)
Goodwill and other long-lived asset impairments	—	(5.6)	—	(5.6)	—
Gain (loss) on disposal of commercial real estate properties, net	—	—	0.2	0.5	0.2
Gain (loss) on disposal of non-core assets, net	0.1	—	0.2	—	9.3

Consolidated SG&A

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Commercial Real Estate	$1.7	$1.8	$3.2	$3.9
Land Operations	1.0	1.1	1.9	2.3
Materials & Construction	3.9	3.9	7.8	8.4
Corporate	5.8	2.2	11.7	8.2
Selling, general and administrative	$12.4	$9.0	$24.6	$22.8

FFO & Core FFO

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss) available to A&B common shareholders	$12.8	$(4.7)	$22.7	$1.5
Depreciation and amortization of commercial real estate properties	9.5	10.6	19.0	20.8
Gain on the disposal of commercial real estate properties, net	—	—	(0.2)	(0.5)
FFO	$22.3	$5.9	$41.5	$21.8
Exclude items not related to core business:
Land Operations Operating (Profit)	(9.1)	(4.0)	(20.5)	(8.5)
Materials & Construction Operating (Profit) Loss	1.9	6.9	5.9	10.2
Loss from discontinued operations	0.1	0.6	0.1	0.8
Income (loss) attributable to noncontrolling interest	0.2	—	0.2	(0.6)
Income tax expense (benefit)	—	—	0.1	—
Non-core business interest expense	3.1	3.7	6.6	7.7
Core FFO	$18.5	$13.1	$33.9	$31.4

CRE Operating Profit	$18.6	$8.9	$34.0	$26.9
Depreciation and amortization of commercial real estate properties	9.5	10.6	19.0	20.8
Corporate and other expense	(6.0)	(2.3)	(12.0)	(8.4)
Core business interest expense	(3.6)	(4.1)	(7.1)	(7.9)
Core FFO	$18.5	$13.1	$33.9	$31.4

Net income available to A&B common shareholders per diluted share	$0.18	$(0.07)	$0.31	$0.02
FFO per diluted share	$0.31	$0.08	$0.57	$0.30
Core FFO per diluted share	$0.25	$0.18	$0.47	$0.43
Weighted average diluted shares outstanding (FFO/Core FFO)	72.6	72.4	72.6	72.4

Other Discrete Items

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Other discrete items impacting the respective periods - income/(loss):
CRE segment straight-line lease adjustments	$1.0	$(1.3)	$1.8	$(0.5)
CRE segment favorable/(unfavorable) lease amortization	$0.2	$0.5	$0.4	$0.7
Consolidated stock based compensation	$(1.4)	$—	$(2.8)	$(3.0)

CRE segment capital expenditures:
Development and redevelopment	$4.9	$2.0	$8.1	$5.5
Building/area improvements (Maintenance Capital Expenditures)	1.4	1.0	2.6	2.3
Tenant space improvements (Maintenance Capital Expenditures)	0.7	0.6	0.9	1.3
Total CRE capital expenditures	$7.0	$3.6	$11.6	$9.1

Leasing commissions paid:	$0.1	$0.2	$0.4	$0.5

Commercial Real Estate

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 8 – CRE Metrics

(dollars in millions; unaudited)

NOI and Same-Store NOI	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating Revenue:
Base rental income, net	$30.5	$21.1	$57.1	$50.0
Recoveries from tenants	8.7	10.1	18.2	20.5
Other revenue	4.1	2.8	7.9	6.9
Total Commercial Real Estate operating revenue	$43.3	$34.0	$83.2	$77.4
Operating Costs and Expenses:
Property operations	9.6	9.6	18.9	19.7
Property taxes	4.4	3.8	9.0	7.8
Depreciation and amortization	9.5	10.6	19.0	20.8
Total Commercial Real Estate operating costs and expenses	$23.5	$24.0	$46.9	$48.3
Selling, general and administrative	(1.7)	(1.8)	(3.2)	(3.9)
Intersegment operating revenues[1]	0.4	0.8	0.7	1.4
Interest and other income (expense), net	0.1	(0.1)	0.2	0.3
Operating Profit (Loss)	$18.6	$8.9	$34.0	$26.9
Plus: Depreciation and amortization	9.5	10.6	19.0	20.8
Less: Straight-line lease adjustments	(1.0)	1.3	(1.8)	0.5
Less: Favorable/(unfavorable) lease amortization	(0.2)	(0.5)	(0.4)	(0.7)
Plus: Other (income)/expense, net	(0.1)	0.1	(0.2)	(0.3)
Plus: Selling, general, administrative and other expenses	1.7	1.8	3.2	3.9
NOI	$28.5	$22.2	$53.8	$51.1
Less: NOI from acquisitions, dispositions and other adjustments	(0.7)	(0.6)	(1.3)	(1.2)
Same-Store NOI	$27.8	$21.6	$52.5	$49.9

Occupancy:
Leased Occupancy	94.0%	94.7%
Physical Occupancy	93.7%	94.6%
Economic Occupancy	92.2%	93.7%
[1] Primarily intersegment operating revenue (e.g., base rental income and expense recoveries) from leases with entities that are part of Materials & Construction. Such operating revenue (and also the related expense recorded by these entities in other segments) is eliminated in the consolidated results of operations.

Other Discrete Items
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
CRE segment capital expenditures:
Development and redevelopment	$4.9	$2.0	$8.1	$5.5
Building/area improvements (Maintenance Capital Expenditures)	1.4	1.0	2.6	2.3
Tenant space improvements (Maintenance Capital Expenditures)	0.7	0.6	0.9	1.3
Total CRE capital expenditures	$7.0	$3.6	$11.6	$9.1

Leasing commissions paid:	$0.1	$0.2	$0.4	$0.5

Commercial Real Estate EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Commercial Real Estate Operating Profit (Loss)	$18.6	$8.9	$34.0	$26.9
Depreciation and amortization	9.5	10.6	19.0	20.8
Commercial Real Estate EBITDA	$28.1	$19.5	$53.0	$47.7

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 9 – Occupancy

(unaudited)

Leased Occupancy

	As of	As of	Basis Point Change
	June 30, 2021	June 30, 2020
Retail	92.3%	93.3%	(100)
Industrial	97.8%	97.7%	10
Office	91.6%	93.7%	(210)
Total Improved Portfolio	94.0%	94.7%	(70)

Economic Occupancy

	As of	As of	Basis Point Change
	June 30, 2021	June 30, 2020
Retail	89.6%	92.0%	(240)
Industrial	97.7%	97.3%	40
Office	90.7%	92.3%	(160)
Total Improved Portfolio	92.2%	93.7%	(150)

Same-Store Leased Occupancy
	As of	As of	Basis Point Change
	June 30, 2021	June 30, 2020
Retail	92.2%	93.3%	(110)
Industrial	97.8%	97.7%	10
Office	91.6%	93.7%	(210)
Total Improved Portfolio	94.0%	94.7%	(70)

Same-Store Economic Occupancy
	As of	As of	Basis Point Change
	June 30, 2021	June 30, 2020
Retail	89.7%	92.0%	(230)
Industrial	97.7%	97.3%	40
Office	90.7%	92.3%	(160)
Total Improved Portfolio	92.3%	93.7%	(140)

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 10 – NOI and Same-Store NOI by Type

(dollars in thousands; unaudited)

NOI
	Three Months Ended June 30,		Percentage Change	Q2 2021 as a % of NOI	Q2 2020 as a % of NOI
	2021	2020
Retail	$18,091	$12,702	42.4%	63.5%	57.3%
Industrial	4,953	4,422	12.0%	17.4%	19.9%
Ground	4,411	4,044	9.1%	15.5%	18.2%
Office	1,025	1,014	1.1%	3.5%	4.6%
Total Hawai‘i Portfolio	28,480	22,182	28.4%	99.9%	100.0%
Other	24	—	NM	0.1%	—%
Total CRE Portfolio	$28,504	$22,182	28.5%	100.0%	100.0%

Same-Store NOI
	Three Months Ended June 30,		Percentage Change	Q2 2021 as a % of NOI	Q2 2020 as a % of NOI
	2021	2020
Retail	$17,380	$12,110	43.5%	62.6%	56.1%
Industrial	4,953	4,422	12.0%	17.8%	20.5%
Ground	4,411	4,027	9.5%	15.9%	18.7%
Office	1,014	1,013	0.1%	3.7%	4.7%
Total CRE Portfolio	$27,758	$21,572	28.7%	100.0%	100.0%

NOI
	Six Months Ended June 30,		Percentage Change	YTD 2021 as a % of NOI	YTD 2020 as a % of NOI
	2021	2020
Retail	$33,440	$31,885	4.9%	62.1%	62.4%
Industrial	9,486	9,061	4.7%	17.6%	17.7%
Ground	8,821	8,183	7.8%	16.4%	16.0%
Office	2,090	1,992	4.9%	3.9%	3.9%
Total Hawai‘i Portfolio	53,837	51,121	5.3%	100.0%	100.0%
Other	5	(11)	NM	—%	—%
Total CRE Portfolio	$53,842	$51,110	5.3%	100.0%	100.0%

Same-Store NOI
	Six Months Ended June 30,		Percentage Change	YTD 2021 as a % of NOI	YTD 2020 as a % of NOI
	2021	2020
Retail	$32,124	$30,684	4.7%	61.2%	61.5%
Industrial	9,486	9,061	4.7%	18.0%	18.2%
Ground	8,808	8,147	8.1%	16.8%	16.3%
Office	2,079	1,992	4.4%	4.0%	4.0%
Total CRE Portfolio	$52,497	$49,884	5.2%	100.0%	100.0%

Changes in the Same-Store portfolio as it relates to the comparable prior period and the current period are as follows:

Dispositions		Additions
Date	Property	Date	Property
2/21	Residual Maui land	1/21	Home Depot Iwilei
		1/21	Kapolei Business Park West
		1/21	Kapolei Enterprise Center
		1/21	Waipouli Town Center
		1/21	Queens' MarketPlace
		1/21	Pu'unene Shopping Center

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 11 – Improved Property Report

(dollars in thousands; unaudited)

	Property		Island	Year Built/ Renovated	Current GLA (SF)	Leased / Economic Occupancy		ABR	ABR PSF	Q2 2021 NOI	Q2 2021 % NOI to Improved Portfolio NOI	Retail Anchor Tenants
	Retail:
1	Pearl Highlands Center		Oahu	1992-1994	411,400	99.1%	96.1%	$11,809	$29.89	$3,100	12.9%	Sam's Club, Regal Cinemas, 24 Hour Fitness, Ulta Salon
2	Kailua Retail		Oahu	1947-2014	326,200	94.9%	94.4%	10,646	34.85	2,912	12.1%	Whole Foods Market, Foodland, CVS/Longs Drugs, Ulta Salon
3	Laulani Village		Oahu	2012	175,800	96.6%	96.6%	6,490	38.23	1,567	6.5%	Safeway, Ross, Walgreens, Petco
4	Waianae Mall		Oahu	1975	170,800	94.6%	82.9%	3,341	23.82	717	3.0%	CVS/Longs Drugs, City Mill
5	Manoa Marketplace		Oahu	1977	142,900	89.5%	86.4%	4,171	34.00	1,078	4.5%	Safeway, CVS/Longs Drugs
6	Queens' MarketPlace		Hawai‘i Island	2007	134,000	83.9%	81.2%	3,108	35.26	875	3.6%	Island Gourmet Market
7	Kaneohe Bay Shopping Center (Leasehold)		Oahu	1971	125,400	96.6%	96.6%	3,106	25.65	626	2.6%	Safeway, CVS/Longs Drugs
8	Hokulei Village		Kauai	2015	119,200	98.6%	98.6%	4,102	34.89	1,011	4.2%	Safeway, Petco
9	Pu‘unene Shopping Center		Maui	2017	118,000	70.9%	68.1%	3,868	48.14	931	3.9%	Planet Fitness, Petco, Ulta Salon, Target (shadow-anchored)
10	Waipio Shopping Center		Oahu	1986, 2004	113,800	100.0%	99.3%	3,366	29.78	940	3.9%	Foodland
11	Aikahi Park Shopping Center		Oahu	1971	97,500	94.0%	93.3%	3,008	33.02	619	2.6%	Safeway
12	Lanihau Marketplace		Hawai‘i Island	1987	88,300	94.6%	91.3%	1,634	20.26	437	1.8%	Sack N Save, CVS/Longs Drugs
13	The Shops at Kukui‘ula		Kauai	2009	86,100	85.0%	75.1%	1,461	26.48	322	1.3%	CVS/Longs Drugs, Eating House
14	Ho‘okele Shopping Center	(1)	Maui	2019	71,400	96.1%	88.0%	2,503	39.84	711	3.0%	Safeway
15	Kunia Shopping Center		Oahu	2004	60,600	93.9%	93.9%	2,052	39.56	535	2.2%
16	Waipouli Town Center		Kauai	1980	56,600	36.1%	36.1%	374	18.34	9	—%	AutoZone
17	Lau Hala Shops		Oahu	2018	46,300	100.0%	100.0%	2,159	46.66	655	2.7%	UFC Gym, Down to Earth
18	Napili Plaza		Maui	1991	45,600	86.3%	86.3%	1,102	28.92	348	1.4%	Napili Market
19	Kahului Shopping Center		Maui	1951	44,300	93.5%	93.5%	680	16.40	55	0.2%
20	Gateway at Mililani Mauka		Oahu	2008, 2013	34,900	98.3%	90.6%	1,847	58.49	460	1.9%	CVS/Longs Drugs (shadow-anchored)
21	Port Allen Marina Center		Kauai	2002	23,600	92.0%	92.0%	590	27.22	179	0.7%
22	The Collection		Oahu	2017	5,900	72.9%	72.9%	247	57.44	2	—%
	Subtotal – Retail				2,498,600	92.3%	89.6%	$71,664	$32.59	$18,089	75.0%

	Industrial:
23	Komohana Industrial Park		Oahu	1990	238,300	100.0%	100.0%	$3,389	$14.22	$1,369	5.7%
24	Kaka‘ako Commerce Center		Oahu	1969	201,900	94.7%	94.7%	2,768	14.52	735	3.1%
25	Waipio Industrial		Oahu	1988-1989	158,400	100.0%	100.0%	2,566	16.20	603	2.5%
26	Opule Industrial		Oahu	2005-2006, 2018	151,500	100.0%	100.0%	2,445	16.14	622	2.6%
27	P&L Warehouse		Maui	1970	104,100	100.0%	100.0%	1,561	14.99	398	1.7%
28	Kapolei Enterprise Center		Oahu	2019	93,000	100.0%	100.0%	1,543	16.58	382	1.6%
29	Honokohau Industrial		Hawai‘i Island	2004-2006, 2008	86,500	100.0%	100.0%	1,255	14.51	308	1.3%
30	Kailua Industrial/Other		Oahu	1951-1974	69,000	90.4%	88.7%	1,055	17.66	162	0.7%
31	Port Allen		Kauai	1983, 1993	64,600	95.4%	95.4%	626	10.78	213	0.9%
32	Harbor Industrial		Maui	1930	51,100	86.7%	86.7%	539	12.17	161	0.7%
	Subtotal – Industrial				1,218,400	97.8%	97.7%	$17,747	$14.98	$4,953	20.8%

	Property	Island	Year Built/ Renovated	Current GLA (SF)	Leased / Economic Occupancy		ABR	ABR PSF	Q2 2021 NOI	Q2 2021 % NOI to Improved Portfolio NOI	Retail Anchor Tenants

	Office:
33	Kahului Office Building	Maui	1974	59,400	93.4%	93.4%	$1,603	$28.92	$413	1.7%
34	Gateway at Mililani Mauka South	Oahu	1992, 2006	37,100	97.8%	97.8%	1,643	45.24	419	1.7%
35	Kahului Office Center	Maui	1991	33,400	87.5%	83.7%	745	26.60	159	0.7%
36	Lono Center	Maui	1973	13,700	77.0%	77.0%	280	26.60	23	0.1%
	Subtotal – Office			143,600	91.6%	90.7%	$4,271	$32.78	$1,014	4.2%
	Total – Hawai‘i Improved Portfolio			3,860,600	94.0%	92.2%	$93,682	$26.66	$24,056	100.0%

(1) Property is currently not included in the Same-Store pool.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 12 – Ground Lease Report

(dollars in thousands; unaudited)

	Property Name (1)	Location (City, Island)	Acres	Property Type	Exp. Year	Current ABR	Q2 2021 NOI	Next Rent Step	Step Type	Next ABR ($ in $000)	Previous Rent Step	Previous Step Type	Previous ABR ($ in $000)
1	Owner/Operator	Kapolei, Oahu	36.4	Industrial	2025	$3,110	$777	2022	Fixed Step	3,203	2021	Fixed Step	$2,328
2	Windward City Shopping Center	Kaneohe, Oahu	15.4	Retail	2035	2,800	699	2023	FMV Reset	FMV	2017	Fixed Step	2,100
3	Owner/Operator	Honolulu, Oahu	9.0	Retail	2045	2,075	519	2025	Fixed Step	2,283	2020	Fixed Step	1,886
4	Kaimuki Shopping Center	Honolulu, Oahu	2.8	Retail	2040	1,728	431	2022	Fixed Step	2,039	2020	FMV Reset	1,344
5	S&F Industrial	Pu'unene, Maui	52.0	Heavy Industrial	2059	1,275	326	2024	Fixed Step	1,433	2019	Fixed Step	751
6	Owner/Operator	Kaneohe, Oahu	3.7	Retail	2048	990	247	2023	Fixed Step	1,059	2018	Option	694
7	Windward Town and Country Plaza I	Kailua, Oahu	3.4	Retail	2062	753	188	2022	Fixed Step	963	2012	FMV Reset	160
8	Windward Town and Country Plaza II	Kailua, Oahu	2.2	Retail	2062	485	121	2022	Fixed Step	621	2012	FMV Reset	485
9	Owner/Operator	Kailua, Oahu	1.9	Retail	2034	450	93	2024	Fixed Step	470	2019	Negotiated	641
10	Owner/Operator	Honolulu, Oahu	0.5	Retail	2028	366	92	2022	Fixed Step	375	2021	Fixed Step	357
11	Owner/Operator	Honolulu, Oahu	0.5	Parking	2023	329	82	2021	Fixed Step	339	2020	Fixed Step	319
12	Seven-Eleven Kailua Center	Kailua, Oahu	0.9	Retail	2033	253	63	2022	Fixed Step	258	2021	Fixed Step	248
13	Owner/Operator	Kahului, Maui	0.8	Retail	2026	249	62	2021	Fixed Step	257	2020	Fixed Step	242
14	Owner/Operator	Kailua, Oahu	1.2	Retail	2022	237	55	—	—	—	2013	FMV Reset	120
15	Owner/Operator	Kahului, Maui	0.4	Retail	2021	220	55	—	—	—	2020	Option	214
16	Owner/Operator	Kahului, Maui	0.8	Industrial	2025	218	54	2022	Fixed Step	228	2021	Option	209
17	Pali Palms Plaza	Kailua, Oahu	3.3	Office	2037	200	65	2022	FMV Reset	FMV	2012	Negotiated	259
18	Owner/Operator	Kahului, Maui	0.5	Retail	2029	179	45	2021	Fixed Step	184	2020	Fixed Step	173
19	Owner/Operator	Kailua, Oahu	0.4	Retail	2022	166	41	2022	Fixed Step	174	2021	Fixed Step	158
20	Owner/Operator	Kahului, Maui	0.4	Retail	2027	158	70	2022	Fixed Step	181	2017	Negotiated	128
	Remainder	Various	12.6	Various	Various	1,369	326	Various	Various	—	—	—	—
	Total - Ground Leases		149.1			$17,610	$4,411

	(1) Excludes intercompany ground leases which are eliminated in the consolidated results of operations.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 13 – Top 10 Tenants Ranked by ABR
As of June 30, 2021

(dollars in thousands; unaudited)

Tenant[1]	Number of Leases	ABR	% of Total Improved Portfolio ABR	GLA (SF)	% of Total Improved Portfolio GLA
Albertsons Companies (including Safeway)	7	$7,425	7.9%	286,024	7.4%
Sam's Club	1	3,308	3.5%	180,908	4.7%
CVS Corporation (including Longs Drugs)	6	2,752	2.9%	150,411	3.9%
24 Hour Fitness USA	1	2,640	2.8%	45,870	1.2%
Foodland Supermarket & related companies	7	2,045	2.2%	113,725	2.9%
Ross Dress for Less	2	1,992	2.1%	65,484	1.7%
Coleman World Group	2	1,889	2.0%	115,495	3.0%
GP/RM Prestress, LLC[2]	1	1,636	1.8%	N/A	N/A
Ulta Salon, Cosmetics, & Fragrance, Inc.	3	1,508	1.6%	33,985	0.9%
Petco Animal Supplies Stores	3	1,358	1.5%	34,282	0.9%
Total	33	$26,553	28.3%	1,026,184	26.6%

[1] The table excludes ground leases as such leases would not be comparable from a GLA perspective.
[2] The leased premises in the GP/RM Prestress, LLC lease includes warehouse and yard space. Due to the yard space, GLA is not presented due to lack of comparability.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 14 – Lease Expiration Schedule
As of June 30, 2021

(dollars in thousands; unaudited)

Total Improved Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Improved Portfolio Leased GLA	ABR Expiring	% of Total Improved Portfolio Expiring ABR
2021	111	242,137	6.7%	$5,245	4.9%
2022	191	443,607	12.3%	12,900	12.1%
2023	144	339,676	9.4%	10,638	9.9%
2024	103	524,596	14.5%	14,485	13.5%
2025	64	499,299	13.8%	12,021	11.2%
2026	43	224,627	6.2%	6,178	5.8%
2027	24	151,457	4.2%	4,411	4.1%
2028	40	228,149	6.3%	9,153	8.6%
2029	31	165,122	4.6%	7,794	7.3%
2030	16	138,696	3.8%	3,656	3.4%
Thereafter	35	507,361	14.0%	16,207	15.1%
Month-to-month	126	153,603	4.2%	4,340	4.1%
Total	928	3,618,330	100.0%	$107,028	100.0%

Retail Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Retail Leased GLA	ABR Expiring	% of Total Retail Expiring ABR
2021	64	78,188	3.4%	$2,651	3.2%
2022	124	222,437	9.7%	9,168	11.1%
2023	103	210,891	9.2%	8,380	10.2%
2024	72	386,406	16.8%	12,073	14.6%
2025	54	319,170	13.9%	8,843	10.7%
2026	31	44,440	1.9%	2,514	3.0%
2027	22	73,865	3.2%	2,869	3.5%
2028	36	183,241	8.0%	8,211	9.9%
2029	28	147,661	6.4%	7,165	8.7%
2030	12	56,152	2.5%	1,764	2.1%
Thereafter	33	495,111	21.6%	15,820	19.2%
Month-to-month	74	78,050	3.4%	3,117	3.8%
Total	653	2,295,612	100.0%	$82,575	100.0%

Industrial Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Industrial Leased GLA	ABR Expiring	% of Total Industrial Expiring ABR
2021	38	152,837	12.8%	$2,250	11.4%
2022	53	191,329	16.0%	2,885	14.6%
2023	33	108,188	9.1%	1,506	7.6%
2024	22	119,901	10.1%	1,929	9.8%
2025	8	172,941	14.5%	2,925	14.8%
2026	8	162,871	13.7%	2,714	13.8%
2027	1	75,824	6.4%	1,438	7.3%
2028	1	40,505	3.4%	793	4.0%
2029	2	8,431	0.7%	176	0.9%
2030	1	74,990	6.3%	1,623	8.2%
Thereafter	2	12,250	1.0%	388	2.0%
Month-to-month	48	71,112	6.0%	1,108	5.6%
Total	217	1,191,179	100.0%	$19,735	100.0%

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 15 – New & Renewal Lease Summary
As of June 30, 2021

(unaudited)

						Comparable Leases Only[1]
Total - New and Renewal Leases[3]	Leases	GLA	New ABR/SF	TI / SF	Wtd Ave Lease Term (Years)	Leases	GLA	New ABR/SF	Old ABR/SF	Rent Spread[2]
2nd Quarter 2021	75	145,851	$29.62	$8.35	5.3	29	55,142	$32.75	$29.37	11.5%
1st Quarter 2021	51	121,571	$23.99	$6.67	2.3	26	77,333	$22.20	$21.87	1.5%
4th Quarter 2020	65	367,728	$22.59	$4.42	5.0	25	264,313	$20.59	$18.96	8.6%
3rd Quarter 2020	70	174,708	$33.15	$1.32	2.5	23	62,191	$21.94	$21.05	4.2%
Trailing four quarters	261	809,858	$26.35	$4.80	4.1	103	458,979	$22.50	$20.99	7.2%

Total - New Leases	Leases	GLA	New ABR/SF	TI / SF	Wtd Ave Lease Term (Years)	Leases	GLA	New ABR/SF	Old ABR/SF	Rent Spread[2]
2nd Quarter 2021	32	54,861	$28.05	$20.36	9.2	7	8,831	$26.68	$25.82	3.3%
1st Quarter 2021	11	15,798	$37.89	$48.90	5.2	4	5,286	$29.11	$23.64	23.2%
4th Quarter 2020	23	37,001	$17.16	$2.17	2.1	4	3,468	$39.98	$37.73	6.0%
3rd Quarter 2020	16	26,419	$21.84	$5.21	5.4	3	2,879	$28.64	$37.93	(24.5)%
Trailing four quarters	82	134,079	$24.98	$15.72	6.0	18	20,464	$29.84	$28.98	3.0%

Total - Renewal Leases[3]	Leases	GLA	New ABR/SF	TI / SF	Wtd Ave Lease Term (Years)	Leases	GLA	New ABR/SF	Old ABR/SF	Rent Spread[2]
2nd Quarter 2021	43	90,990	$30.57	$1.10	2.9	22	46,311	$33.91	$30.05	12.8%
1st Quarter 2021	40	105,773	$21.92	$0.37	1.9	22	72,047	$21.69	$21.74	(0.2)%
4th Quarter 2020	42	330,727	$23.20	$4.67	5.3	21	260,845	$20.33	$18.71	8.6%
3rd Quarter 2020	54	148,289	$35.17	$0.63	1.9	20	59,312	$21.61	$20.23	6.8%
Trailing four quarters	179	675,779	$26.62	$2.63	3.7	85	438,515	$22.16	$20.61	7.5%

	Three Months Ended June 30, 2021					TTM Ended June 30, 2021
	Leases	GLA	ABR/SF	Rent Spread[2]		Leases	GLA	ABR/SF	Rent Spread[2]
Retail	53	98,585	$35.21	14.0%	Retail	175	575,821	$31.04	8.0%
Industrial	18	38,489	$15.62	6.8%	Industrial	72	213,426	$13.75	5.1%
Office	4	8,777	$28.32	3.0%	Office	14	20,611	$25.66	2.1%
1 Per Glossary of Terms, Comparable Leases are either renewals (executed for the same units) or new leases (executed for units that have been vacated in the previous 12 months) for comparable space and comparable lease terms. Expansions, contractions and strategic short-term renewals are excluded from the Comparable Lease pool.
2 Rent Spread is calculated for Comparable Leases, a subset of the total population of leases for the period presented.
3 During the first and second quarter of 2021, there were 15 and 16 COVID-related lease modification extensions, respectively, included in the totals herein (generally shorter-term, in nature). During the third and fourth quarter of 2020, there were 35 and 21 COVID-related lease modification extensions, respectively. Note that, by definition, only extensions that cover comparable space and comparable lease terms are included in the Comparable Lease pool.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 16 – Portfolio Repositioning, Redevelopment & Development Summary
As of June 30, 2021

(dollars in millions; unaudited)

										Leasing Activity
Project	Phase	Target In-service	Target Stabilization	Book Value of Land & Related Costs	Total Estimated Project Capital Costs	Project Capital Costs Incurred to Date	Estimated Incremental Stabilized NOI	Estimated Stabilized Yield on Total Project Capital Costs	Projected GLA (SF)	% Leased	% Under Letter of Intent	Total
Redevelopment
Aikahi Park Shopping Center	Construction	2Q2022	4Q2022	N/A	$18.0 - $18.8	$12.4	$1.5 - $1.7	8.2 - 9.0%	98,000	94.0%	1.2%	95.2%

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 17 – Transactional Activity (2020 - 2021)
As of June 30, 2021

(dollars in millions; unaudited)

Dispositions
Property	Type	Location	Date (Month/Year)	Sales Price	GLA (SF)
The Collection (Suites 2 & 3)	Retail	Oahu, HI	2/20	$6.0	6,100
Residual Maui land	Land	Maui, HI	2/21	0.3	N/A
Total				$6.3	6,100

Land Operations

Alexander & Baldwin, Inc.
Land Operations
Table 18 – Statement of Operating Profit and EBITDA

(amounts in millions; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Development sales revenue	$11.2	$2.3	$11.2	$5.9
Unimproved/other property sales revenue	—	1.6	11.3	3.7
Other operating revenue[1,2]	4.8	5.2	10.6	10.5
Total Land Operations operating revenue	$16.0	$9.1	$33.1	$20.1
Land Operations operating costs and expenses[3]	(10.6)	(3.0)	(18.8)	(11.1)
Selling, general and administrative	(1.0)	(1.1)	(1.9)	(2.3)
Gain (loss) on disposal of assets, net	—	—	0.1	—
Earnings (loss) from joint ventures	5.3	(0.7)	8.9	2.3
Interest and other income (expense), net	(0.6)	(0.3)	(0.9)	(0.5)
Total Land Operations operating profit (loss)[2]	$9.1	$4.0	$20.5	$8.5

	Three Months Ended June 30,		Six Months Ended June 30,		TTM June 30,
	2021	2020	2021	2020	2021
Land Operations Operating Profit (Loss)[2]	$9.1	$4.0	$20.5	$8.5	$27.4
Land Operations depreciation and amortization	0.2	0.4	0.5	0.8	1.2
Land Operations EBITDA	$9.3	$4.4	$21.0	$9.3	$28.6

[1] Other operating revenue includes revenue related to trucking, renewable energy and diversified agriculture.
2 As described in the Company’s other filings with the SEC, during the current year, the Company changed the composition of its reportable segments which caused reported amounts (i.e., revenue and operating profit) in the historical period to be reclassified from Land Operations to Materials & Construction. All comparable information for the historical periods has been restated to reflect the impact of these changes.

[3] Includes intersegment operating charges primarily from CRE that are eliminated in the consolidated results of operations.

Alexander & Baldwin, Inc.
Land Operations
Table 19 – Key Active Development-for-sale Projects and Investments
As of June 30, 2021

(dollars in millions, except per square foot and per unit amounts; unaudited)

														Construction Timing		Sales Closing Timing
Project	Location	Product Type	Est. Economic Interest[1]	Planned Units or Saleable Acres	Avg Size of Remaining Units (SF) or Lots (Acres)	Units / Acres Closed	Unit / Acres Remaining	Target Sales Price Range per SF / per Unit for Remaining	Est. Total Project Cost / Investment Cost[2]	A&B Projected Capital Commitment[3]	Total Project Costs Incurred to Date	A&B Gross Investment (Life to Date)	A&B Net Book Value	Start / Est. Start	Est. Substantial Completion	Start / Est. Start	Est. End
Maui Business Park (Phase II)	Kahului, Maui	Light industrial lots	100%	116.7 acres	1.2 acres	56.4 acres	60.3 acres	$38-$60 per SF	$90	N/A	$73	$73	$28	2011	2021	2012	2030+
Kukui‘ula	Poipu, Kauai	Resort residential	75% +/- 5%	1,425 units	N/A	400 units*	1,025 units	$1.6M per unit	$1,071	$343	$656	$323	$101	2006	2041	2006	2042
Other Kukui‘ula Related Investments[4]	Poipu, Kauai	Resort residential	75% +/- 5%	58 units	N/A	54 units	4 units	$2.8M per unit	$102	$53	$80	$52	$13	2012	2018	2013	2021

* For context, during the first quarter of 2021, a large parcel of land was sold by the joint venture as part of a bulk sale transaction to a third-party developer which represented 150 of the units contemplated in the total project.

[1] Estimated economic interest represents the Company's estimated share of distributions after return of capital contributions based on current forecasts of sales activity. Actual results could differ materially from projected results due to the timing of expected sales, increases or decreases in estimated sales prices or costs and other factors. As a result, estimated economic interests are subject to change. Further, as it relates to certain of our joint venture projects, information disclosed herein is obtained from our joint venture partners, who maintain the books and records of the related ventures.

[2] Includes land cost at book value, including capitalized interest, but excluding sales commissions and closing costs.
[3] Includes land cost at contribution value and total expected A&B capital to be contributed. The estimate includes due diligence costs and capitalized interest, but excludes capital projected to be contributed by equity partners, third-party debt, and amounts expected to be funded from project cash flows and/or buyer deposits.

[4] Includes two joint venture investments in vertical construction, development-for-sale projects at Kukui‘ula, as well as notes receivable from a Kukui‘ula development-for-sale project.

Alexander & Baldwin, Inc.
Land Operations
Table 20 – Landholdings
As of June 30, 2021

(in acres; unaudited)

Type	Kauai	Maui	Oahu	Total Acres
Land used in other operations	—	21	—	21
Urban land, not in active development/use
Urban Developable, with full or partial infrastructure	2	110	—	112
Urban Developable, with limited or no infrastructure	29	123	—	152
Urban Other	1	23	—	24
Subtotal - Urban land, not in active development/use	32	256	—	288
Agriculture-related
Agriculture/Other	6,155	5,383	75	11,613
Urban entitlement process	260	357	—	617
Conservation & preservation	12,488	355	509	13,352
Subtotal - Agriculture-related	18,903	6,095	584	25,582
Total Land Operations Landholdings	18,935	6,372	584	25,891

Materials & Construction

Alexander & Baldwin, Inc.
Materials & Construction
Table 21 – Statement of Operating Profit, EBITDA and Adjusted EBITDA

(dollars in millions; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		TTM June 30,
	2021	2020	2021	2020	2021
Materials & Construction
Operating revenue	$30.0	$30.8	$54.0	$57.2	$113.4
Operating costs and expenses	(28.7)	(28.2)	(52.4)	(53.2)	(106.0)
Selling, general and administrative	(3.9)	(3.9)	(7.8)	(8.4)	(14.4)
Intersegment operating charges, net[1]	(0.4)	(0.7)	(0.6)	(1.3)	(0.9)
Impairment of assets	—	(5.6)	—	(5.6)	—
Gain (loss) on disposal of assets, net	0.1	—	0.1	—	0.3
Income (loss) related to joint ventures	0.9	0.6	0.7	0.9	1.1
Interest and other income (expense), net	0.1	0.1	0.1	0.2	0.3
Operating Profit (Loss)[2,3]	$(1.9)	$(6.9)	$(5.9)	$(10.2)	$(6.2)
Materials & Construction depreciation and amortization	2.8	2.6	5.4	5.4	10.8
Materials & Construction EBITDA[3]	$0.9	$(4.3)	$(0.5)	$(4.8)	$4.6
Impairment of assets	—	5.6	—	5.6	—
Loss (income) attributable to noncontrolling interest	(0.2)	—	(0.2)	0.6	(0.4)
Materials & Construction Adjusted EBITDA[3]	$0.7	$1.3	$(0.7)	$1.4	$4.2

Other discrete items impacting the respective periods - income/(loss):
One-time charges related to the evaluation of strategic options for the Materials & Construction segment	$(0.1)	$(0.2)	$(0.2)	$(0.3)	$(0.4)

	June 30, 2021	December 31, 2020	June 30, 2020
Backlog at period end[4]	$144.3	$126.7	$112.3

Book value of Grace Pacific	$135.8	$143.2

[1] Primarily intersegment rent expense from leases with the CRE segment. Such operating charges (and also the related revenue recorded by the other segments) are eliminated in the consolidated results of operations.

[2] Includes the results of GLP Asphalt, a 70%-owned, consolidated joint venture, and GPRM Prestress ("GPRM"), a 51% previously owned, consolidated joint venture that was disposed of at the end of Q2 2020.

3 As described in the Company’s other filings with the SEC, during the current year, the Company changed the composition of its reportable segments which caused reported amounts (i.e., revenue and operating profit) in the historical period to be reclassified from Land Operations to Materials & Construction. All comparable information for the historical periods has been restated to reflect the impact of these changes.

[4] Includes the total amount of revenue that Grace Pacific and Maui Paving, LLC, a 50-percent-owned unconsolidated affiliate, expect to realize on contracts awarded. This amount includes opportunity backlog of $73.1 million, $14.3 million and $55.0 million as of June 30, 2021, December 31, 2020 and June 30, 2020, respectively. Maui Paving's backlog as of June 30, 2021, December 31, 2020 and June 30, 2020 was $8.3 million, $4.4 million and $6.8 million, respectively.